Exhibit 99.1

Jupiter Wellness Announces its Novel Cannabidiol-Aspartame Combination Treatment JW-100 Significantly Reduces ISGA Score in Eczema

•	JW-100 cleared or reduced eczema following 2 weeks of use in half of the subjects in the JW-100 arm of the randomized placebo-controlled study
•	50% of subjects in the JW-100 arm achieved ISGA clear or almost clear (1 or 2) with at least a 2-grade improvement from baseline after treatment versus 20% and 15% in the CBD-only and placebo arms
•	Jupiter plans to file IND with the U.S. FDA

JUPITER, FL / ACCESSWIRE / February 17, 2021 / Jupiter Wellness, Inc. (NASDAQ:JUPW), a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products, today announced the results of a clinical study to investigate the safety and efficacy of JW-100 its proprietary lotion formulation for the treatment of atopic dermatitis (eczema)

A double blinded placebo controlled interventional study was conducted. Subjects were assigned to apply, at home, one of three treatments: JW-100 (a CBD and aspartame combination topical formulation), a CBD only topical formulation, or a placebo topical formulation. After 14 days, the average reduction in the Investigators Static Global Assessment (ISGA) score was calculated for each group. Additionally, the proportion of subjects achieving (ISGA) score 0 (clear) or 1 (almost clear) with at least 2 grade improvement from baseline was recorded for each arm of the study.

50% of subjects in the JW-100 arm achieved ISGA clear or almost clear (1 or 2) with at least a 2-grade improvement from baseline after treatment versus 20% and 15% in the CBD-only and placebo arms, respectively. The percentage of subjects achieving clear or almost clear with at least a 2-grade improvement from baseline was found to be statistically significant (p=0.028). JW-100, a novel topical formulation containing CBD and aspartame, was shown to significantly reduce ISGA score in atopic dermatitis patients after two weeks of use. The combination of CBD and aspartame was more effective at reducing ISGA scores than CBD alone.

“We are very pleased by the results of the JW-100 study. The results suggest that in future clinical trials, JW-100 may potentially prove superior to existing prescription drugs for the treatment of eczema. On the heels of this study, we plan to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration” stated Jupiter Wellness Chairman and Head of R&D, Dr. Glynn Wilson.

“With the eczema market valued at more than $10 billion in 2020 and a high percentage of patients unsatisfied with their current treatments, we believe Jupiter will be well-positioned to capitalize on the opportunity with our CBD-based proprietary formulation” stated Jupiter CEO Brian John.

About Jupiter Wellness
Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com. For additional information, please visit www.jupiterwellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

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Investor & Public Relations Contact Info
Phone: 561-244-7100
Email: info@jupiterwellnessinc.com